 Exhibit 10.23

AMENDMENT TO THE
COMMUNITY TRUST BANCORP, INC.
2022 EXECUTIVE COMMITTEE
LONG-TERM INCENTIVE COMPENSATION PLAN

WHEREAS, Community Trust Bancorp, Inc., a Kentucky corporation (the “Company”), established and administers the Community Trust Bancorp, Inc. 2022 Executive Committee Long-Term Incentive Compensation Plan (the “Plan”); and

WHEREAS, pursuant to Section 3.08 of the Plan, the Board of Directors of the Company (the “Board”), in its sole discretion, may amend, modify, or terminate the Plan at any time.

NOW, THEREFORE, pursuant to the power reserved by Section 3.08 of the Plan, the Board amends the Plan as follows. Defined terms used herein, but not otherwise defined in this Amendment, shall have the meanings ascribed to them in the Plan:

1.    Section 2.01(j) is hereby amended in its entirety to read as follows:

“(j) ‘Participant’ means each member of the Executive Committee as of February 7, 2022.”

2.    Section 4.01 is hereby amended in its entirety to read as follows:

“The Participants in the Plan will be the members of the Executive Committee of the Company as of February 7, 2022, excluding any Committee Member who has previously announced their retirement effective within the performance period.”

IN WITNESS WHEREOF, this Amendment, having been duly authorized, approved, and adopted by the Company’s Board of Directors, is hereby executed below by a duly authorized officer of the Company on this 3rd day of February, 2022.

COMMUNITY TRUST BANCORP, INC.

By: /s/ Mark A. Gooch
       Mark A. Gooch
       President and Secretary